UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report: November 1, 2004
(Date of earliest event reported)

Hawk Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
EX-4.1 INDENTURE
EX-4.2 REGISTRATION RIGHTS AGREEMENT
EX-4.3 FORM OF 8 3/4% SENIOR NOTE DUE 2014
EX-10.1 CREDIT & SECURITY AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.

     On November 1, 2004, Hawk Corporation (“Hawk”) completed the private placement of $110 million aggregate principal amount of 8 3/4% senior notes due November 1, 2014 (the “Notes”). The Notes are senior unsecured obligations of Hawk, rank senior in right of payment to all of Hawk’s existing and future subordinated debt and rank equally in right of payment with all of Hawk’s existing and future senior debt, including Hawk’s new credit facility with KeyBank National Association (the “Credit Facility”), which is described below in this Item 1.01.

     The Notes are unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by all of Hawk’s existing and future domestic restricted subsidiaries (the “Guarantors”). The Guarantees rank senior in right of payment to all of the existing and future subordinated debt of the Guarantors and equally in right of payment with all existing and future senior debt of the Guarantors, including the Credit Facility. The Notes and the Guarantees will be effectively subordinated to all Hawk and the Guarantors’ secured debt, including the Credit Facility, to the extent of the value of the assets securing that debt.

     On or after November 1, 2009, Hawk may, at its option, redeem some or all of the Notes at the following redemption prices, plus accrued and unpaid interest and additional interest, if any, to the date of redemption:

For the period below	Percentage
On or after November 1, 2009	104.375%
On or after November 1, 2010	103.281%
On or after November 1, 2011	102.188%
On or after November 1, 2012	101.094%
On or after November 1, 2013	100.000%

     Prior to November 1, 2008, up to 35% of the aggregate principal amount of the Notes originally issued in the offering may be redeemed at Hawk’s option with the net proceeds of certain equity offerings at 108.750% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of redemption, provided at least 65% of the aggregate principal amount of the Notes originally issued in the offering remains outstanding. In addition, upon a change of control as defined in the indenture, dated November 1, 2004, among Hawk, the Guarantors and HSBC Bank USA, National Association, as trustee (the “Indenture”), each holder of the Notes will have the right to require Hawk to repurchase all or any part of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase.

     The Notes are governed by the Indenture. The Indenture also contains certain covenants, subject to a number of important limitations and exceptions, that limit Hawk’s ability to:

•	incur or guarantee additional debt or issue disqualified capital stock;

•	pay dividends, redeem subordinated debt or make other restricted payments;

•	issue preferred stock of its subsidiaries;

•	transfer or sell assets, including capital stock of its subsidiaries;

•	incur dividend or other payment restrictions affecting certain of its subsidiaries;

•	make certain investments or acquisitions;

•	grant liens on its assets;

•	enter into certain transactions with affiliates; and

•	merge, consolidate or transfer substantially all of its assets.

     The Indenture considers non-compliance with the limitations set forth above events of default. The Indenture also considers non-payment of interest and principal amounts on the Notes and certain payment defaults with respect to other debt in excess of $5.0 million to be events of default. In the event of a default, the principal and interest could be accelerated upon written notice by more than 25% or more of the holders of the Notes.

     The Indenture permits Hawk to incur additional debt without limitation, provided that Hawk continues to meet a cash flow ratio greater than 2.0 to 1.0 for its most recently ended four quarters. Hawk may pay cash dividends on its Class A common stock under the Indenture provided:

•	there is no default or event of default;

•	Hawk meets the cash flow ratio; and

•	the amount of the dividend payment plus certain other payments is not in excess of a formula based on the sum of Hawk’s consolidated net income after November 1, 2004, the cash proceeds of certain equity offerings by Hawk after November 1, 2004 and the return on certain investments made by Hawk.

     The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are subject to restriction on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act.

     In connection with the issuance of the Notes, Hawk and the Guarantors entered into a registration rights agreement, dated November 1, 2004, with Jefferies & Company, Inc., the initial purchaser of the Notes (the “Registration Rights Agreement”), under which Hawk agreed to use its best efforts to register a new issue of exchange notes having substantially identical terms as the Notes with the Securities and Exchange Commission (“SEC”) as part of an offer to exchange freely tradable exchange notes for the Notes. In addition, Hawk and the Guarantors have agreed to promptly commence the exchange offer after the exchange offer registration statement is declared effective by the SEC. Hawk and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes and complete the exchange offer within the specified time periods.

     If the offering of the Notes had occurred on June 30, 2004, Hawk’s total debt would have increased from $98.8 million at June 30, 2004 to $113.4 million. Assuming that the offering of the Notes occurred at the beginning of 2004, Hawk’s cash interest expense would have been $9.8 million for the latest twelve months ended June 30, 2004 compared to $9.4 million for the actual results for the latest twelve months ended June 30, 2004. Cash interest expense excludes amortization of deferred financing costs, including debt issuance costs incurred in connection with the offering of the Notes, amortization of a consent payment relating to Hawk’s 12% Senior Notes due 2006 and interest income.

     The net proceeds of the offering of the Notes, after deducting offering expenses payable by Hawk, were approximately $106.1 million. Hawk used the proceeds of the offering to refinance its 12% Senior Notes due 2006, to pay accrued interest thereon, to repay loans under its old credit facility, to pay accrued interest on the old credit facility, to pay a consent payment relating to Hawk’s 12% Senior Notes due 2006 and to pay fees and expenses related to the offering and the related transactions and for general corporate purposes.

     As a replacement for its old credit facility, Hawk and the Guarantors entered into a Credit and Security Agreement, dated November 1, 2004, with KeyBank National Association, serving as Administrative Agent and Letter of Credit Issuer. The Credit Facility has a maximum revolving credit commitment of $30.0 million, including a $5.0 million letter of credit subfacility. The Credit Facility will mature on November 1, 2009, subject to extension at Hawk’s request on an annual basis thereafter, with the consent of the lender. The interest rates on the Credit Facility range from 150 to 225 basis points over the London Interbank Offered Rates, or alternatively, 0 basis points over the prime rate, and the commitment fee is 25 basis points on the unused portion of the Credit Facility.

     The Credit Facility is collateralized by a security interest in the cash, accounts receivable, inventory and certain intangible assets of Hawk and the Guarantors. Hawk also pledged the stock of the Guarantors and 65% of the stock of certain of its foreign subsidiaries as collateral. The restrictive terms of the Credit Facility require that Hawk maintain a minimum amount of shareholders’ equity as determined by reference to shareholders’ equity of Hawk at September 30, 2004 plus net income earned by Hawk after such date. The Credit Facility also requires that Hawk maintain an earnings before interest, taxes, depreciation and amortization to interest expense ratio of at least 1.0 to 1.0, although the lender will test this ratio only if Hawk’s availability falls below $10.0 million. Under the Credit Facility, Hawk may pay cash dividends on its Class A common stock in an amount up to $2.0 million per year provided:

•	there is no event of default; and

•	Hawk’s availability is not less than $10.0 million.

     The Credit Facility requires that Hawk comply with other customary loan covenants.

     The foregoing descriptions of the Indenture, Registration Rights Agreement, Notes and Credit Facility are not complete and are qualified in their entirety by reference to the full and complete terms of the Indenture, the Registration Rights Agreement, form of the 8 3/4% Note and the

Credit Agreement and Security Agreement, which are attached as Exhibit 4.1, 4.2, 4.3 and 10.1, respectively, to this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

     (c) Exhibits

4.1	Indenture, dated as of November 1, 2004, among Hawk Corporation, the Guarantors named therein, and HSBC Bank USA, National Association, as Trustee

4.2	Registration Rights Agreement, dated as of November 1, 2004, among Hawk Corporation, the Guarantors named therein, and Jefferies & Company, Inc.

4.3	Form of 8 3/4% Senior Note due 2014

10.1	Credit and Security Agreement, dated November 1, 2004, among Hawk Corporation, Allegheny Clearfield, Inc., Friction Products Co., Hawk MIM, Inc., Hawk Motors, Inc., Hawk Precision Components Group, Inc., Helsel, Inc., Logan Metal Stampings, Inc., Net Shape Technologies LLC, Quarter Master Industries, Inc., Sinterloy Corporation, S.K. Wellman Corp., S.K. Wellman Holdings, Inc., Tex Racing Enterprises, Inc., Wellman Products Group, Inc. and Wellman Products, LLC, as borrowers, and KeyBank National Association, as Administrative Agent and LC Issuer

99.1	Press Release dated November 1, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2004	HAWK CORPORATION

	By:	/s/ Thomas A. Gilbride

Thomas A. Gilbride
Vice President – Finance
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of November 1, 2004, among Hawk Corporation, the Guarantors named therein, and HSBC Bank USA, National Association, as Trustee

4.2	Registration Rights Agreement, dated as of November 1, 2004, among Hawk Corporation, the Guarantors named therein, and Jefferies & Company, Inc.

4.3	Form of 8 3/4% Senior Note due 2014

10.1	Credit and Security Agreement, dated November 1, 2004, among Hawk Corporation, Allegheny Clearfield, Inc., Friction Products Co., Hawk MIM, Inc., Hawk Motors, Inc., Hawk Precision Components Group, Inc., Helsel, Inc., Logan Metal Stampings, Inc., Net Shape Technologies LLC, Quarter Master Industries, Inc., Sinterloy Corporation, S.K. Wellman Corp., S.K. Wellman Holdings, Inc., Tex Racing Enterprises, Inc., Wellman Products Group, Inc. and Wellman Products, LLC, as borrowers, and KeyBank National Association, as Administrative Agent and LC Issuer

99.1	Press Release dated November 1, 2004